Exhibit 99.1

EVe Mobility Acquisition Corp Announces

Third Optional Extension of Deadline to Complete Initial Business Combination

SANTA MONICA, CA, February 14, 2024 (GLOBE NEWSWIRE) – EVe Mobility Acquisition Corp (“EVe”) (NYSE American: EVE), a special purpose acquisition company, announced today that on February 14, 2024, its board of directors (the “Board”) decided to extend the date by which EVe must consummate an initial business combination from February 17, 2024 to March 17, 2024 (the “Third Optional Extension”). This is the third of up to six one-month extensions available to EVe pursuant to its amended and restated memorandum and articles of association.

This press release constitutes notice to EVe’s shareholders of the Board’s approval of the Third Optional Extension.

About EVe Mobility Acquisition Corp

EVe Mobility Acquisition Corp is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Contact:

info@evemobility.com